                                                                    EX - 99 a(5)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC.

         FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at One South Street, Baltimore, Maryland 21202, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(1) of the Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation of the Corporation, a majority of the entire Board of Directors has changed the name of the Corporation to Real Estate Securities Fund, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

         FOURTH: Article II of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  The name of the Corporation is:

                           Real Estate Securities Fund, Inc.

         FIFTH: All references to the name of the Corporation, including its classes of shares of common stock, par value $.001 per share are hereby amended to reflect the foregoing name change.

         SIXTH: The Corporation is authorized to issue 30,000,000 shares of Common Stock, par value $0.001 per share, with an aggregate par value of $30,000. These Articles of Amendment do not change the total authorized shares of Common Stock of the Corporation or the aggregate par value thereof.

         SEVENTH: Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted resolutions to change the names of various classes of the Corporation.

         EIGHTH: The Articles of Incorporation are amended by redesignating all the issued and unissued shares of the Corporation's Flag Investors Real Estate Securities Fund Class A Shares as Real Estate Securities Fund - Class A Shares, all the issued and unissued shares of the Corporation's Flag Investors Real Estate Securities Fund Class B Shares as Real Estate Securities Fund - Class B Shares, all the issued and unissued shares of the Corporation's Flag Investors Real Estate Securities Fund Class C Shares as Real Estate Securities Fund - Class C Shares and all the issued and unissued shares of the Corporation's Flag Investors Real Estate Securities Fund Institutional Shares as Real Estate Securities Fund - Class I Shares. Subsequent to such redesignation, the authorized shares of the Company are designated and classified as follows:

Designation                                                    Number of Shares
-----------                                                    ----------------
Real Estate Securities Fund, Inc.                                 30,000,000

      Real Estate Securities Fund - Class A Shares                 7,000,000
      Real Estate Securities Fund - Class B Shares                 2,000,000
      Real Estate Securities Fund - Class C Shares                15,000,000
      Real Estate Securities Fund - Class I Shares                 5,000,000
      Unclassified and Unallocated                                 1,000,000

         NINTH: The shares of Common Stock of the Corporation redesignated and reclassified here shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the Corporation's Charter.

         The undersigned President acknowledges that these Articles of Amendment are the acts of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in this article with respect to authorization and approval is true in all material respects and that this statement is made under the penalties of perjury.

         TENTH: The foregoing amendments to the Articles of Incorporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

         ELEVENTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record or April 9, 2001.

         IN WITNESS WHEREOF, Flag Investors Real Estate Securities Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the acts of the Corporation and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                  FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC.

                  By:/s/Richard T. Hale
                     -------------------
                  Richard T. Hale
                  President
                  Date: April 5, 2001

 [SEAL]

Attest:


/s/Amy M. Olmert
----------------
Amy M. Olmert
Secretary
Date: April 5, 2001